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PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant |X|
Filed by a party other than the registrant |_|


Check the appropriate box:
|_|   Preliminary proxy statement
|_|   Definitive proxy statement
|_|   Definitive additional materials
|X|   Soliciting material pursuant to Rule 14a-12


                         Delphos Citizens Bancorp, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:
               N/A
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(2)   Aggregate number of securities to which transactions applies:
               N/A
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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
               N/A
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(4)   Proposed maximum aggregate value of transaction:
               N/A
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|_|   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:
               N/A
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(2)    Form, schedule or registration statement no.:
               N/A
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(3)   Filing party:
               N/A
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(4)   Date filed:
               N/A
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      On August 28, 2000, Delphos Citizens Bancorp, Inc. ("Delphos") and United
Bancshares, Inc. ("UBI") issued a joint press release which reported that Delphos had entered into an Affiliation Agreement, pursuant to which Delphos will be merged with and into UBI, with UBI being the surviving entity.

      UBI and Delphos will be filing a joint proxy statement-prospectus and other relevant documents concerning the merger with the Securities and Exchange Commission ("SEC"). WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT-PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's Website, www.sec.gov. In addition, documents filed with the SEC by UBI will be available free of charge from the Corporate Secretary of UBI at 100 South High Street, Columbus Grove, Ohio 45830, telephone (419) 659-2069. Documents filed with the SEC by Delphos will be available free of charge from the Corporate Secretary of Delphos at 114 East Third Street, Delphos, Ohio 45833, telephone (419) 692-2010. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT-PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

      Delphos and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Delphos stockholders to approve the merger. Delphos' board of directors is composed of Robert L. Dillhoff, P. Douglas Harter, Joseph R. Reinemeyer, David Roach and Nancy C. Rumschlag. These directors and executive officers may be deemed to be beneficial owners of shares of Delphos common stock, excluding options exercisable within 60 days, as follows: Robert L. Dillhoff, 20,227 shares (1.28%); P. Douglas Harter, 31,909 shares (2.01%); Joseph R. Reinemeyer, 33,004 shares (2.08%); David Roach, 6,239 shares (0.39%); and Nancy C. Rumschlag, 39,836 shares (2.51%). Collectively, these directors and executive officers may be deemed to beneficially own 8.28% of Delphos' outstanding shares of common stock. This ownership information is as of July 31, 2000.

      As a result of consummation of the merger, UBI will assume all stock options under Delphos' stock benefit plans. In addition, Messrs. Harter, Dillhoff and Roach will join the board of UBI as well as the Chief Executive Officer of the Citizens Bank of Delphos.